UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2003

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2701 Kent Avenue West Lafayette, Indiana		47906-1382
(Address of principal executive offices)		(Zip Code)

(765) 463-4527
(Registrant's telephone number, including area code)

Item 5.         Other Events.

         The Board of Directors of Bioanalytical Systems, Inc. (the "Company") has appointed W. Leigh Thompson, Ph.D., M.D., to the Audit Committee of the Board of Directors. Mr. Thompson replaces Mr. Michael K. Campbell, a longtime director of BASi, who passed away in 2002.

         Mr. Thompson has served as a director of the Company since January 1997. Since 1995, Dr. Thompson has been Chief Executive Officer of Profound Quality Resources, Inc., a scientific consulting firm. Prior to 1995, Dr. Thompson was Professor of Medicine at Case Western Reserve and Indiana Universities, President of the society of Critical Care Medicine and Chief Scientific Officer at Eli Lilly and Company. He earned a Bachelor of Science degree in Biology from the College of Charleston, a Master of Science and a Doctorate in Pharmacology from the Medical University of South Carolina, a Medical Doctor degree from The Johns Hopkins University and was awarded a Doctorate of Science from the Medical University of South Carolina. Dr. Thompson is also a director of La Jolla Pharmaceutical Company, Diabetogen, Medarex, Inc., Guilford Pharmaceuticals, Inspire, Sontra and DepoMed.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC. (Registrant) By: /s/ Peter T. Kissinger Peter T. Kissinger, Ph.D. President and Chief Executive Officer
Date: May 8, 2003